Exhibit 3.27

ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1)                                  The name of the Limited Liability Company is:

21st Century Oncology of Prince Georges County, Maryland, LLC

(2)                                  The purpose for which the Limited Liability Company is filed is as follows:

to provide radiation therapy services

(3)                                  The address of the Limited Liability Company in Maryland is

7503 Greenway Center Drive, Greenbelt, Maryland, 20770

(4)                                  The resident agent of the Limited Liability Company in Maryland is

CSC-Lawyers Incorporating Service Company

whose address is 11 East Chase Street, Baltimore, MD 21202

CSC-Lawyers Incorporating Service Company

(5)	(6) BY:	/s/ Authorized Signatory
Resident Agent

I hereby consent to my designation in this document.

/s/ Darren Kelly
Signature(s) of Authorized Person(s)

Filing party’s return address:

(7)
Garfunkel, Wild & Travis, P.C.		CUST ID:0001858186
111 Great Neck Road		WORK ORDER:0001311224
Great Neck, New York 11021		DATE:10-31-2006 09:57 AM
AMT. PAID:$192.00

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 3-31-10

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:	/s/ Authorized Signatory	, Custodian this stamp replaces our previous certification system. Effective: 6/95

CORPORATE CHARTER APPROVAL SHEET

**EXPEDITED SERVICE**      ** KEEP WITH DOCUMENT **

DOCUMENT CODE 40 BUSINESS CODE 20	Affix Barcode Label Here

#

Close Stock Nonstock	1000351993854110

P.A. Religious

Merging (Transferor)

ID # W11579638 ACK # 1000361993854110
LIBER: 001028 FOLIO: 0443 PAGES: 0002
21ST CENTURY ONCOLOGY OF PRINCE
GEORGES COUNTY, MARYLAND, LLC

Surviving (Transferee)	10/30/2006 AT 01:45 P WO # 0001311224

New Name

FEES REMITTED

Base Fee:	100	☐	Change of Name
Org. & Cap. Fee:		☐	Change of Principal Office
Expedite Fee:	70	☐	Change of Resident Agent
Penalty:		☐	Change of Resident Agent Address
State Recordation Tax:		☐	Resignation of Resident Agent
State Transfer Tax:		☐	Designation of Resident Agent
1 Certified Copies 2			and Resident Agent’s Address
Copy Fee:	22	☐	Change of Business Code
Certificates
Certificate of Status Fee:		☐	Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:
Other:		☐	Other Change(s)

TOTAL FEES:	192

			Code 604

Credit Card ☐ Check ☒ Cash ☐

1 Documents on 2 Checks		Attention:

Approved By: 10		Mail: Name and Address

Keyed By:	DA	DAVID O. SMITH
LWR LVL 1
COMMENT(S):		343 N CHARLES ST
		BALTIMORE	MD 21201-4326

CERTIFIED COPY MADE

Stamp Work Order and Customer Number HERE

CUST ID:0001858186 WORK ORDER:0001311224 DATE:10-31-2008 08:57 AM AMT. PAID:$182.00

RESIDENT AGENT’S NOTICE OF CHANGE OF ADDRESS

I certify that I, CSC-Lawyers Incorporating Service Company

am the resident agent of     100 BUCKHEAD HOLDINGS, LLC

(Name of Entity)

(See attached list for additional entities)

organized under the laws of                                           My address as resident

(State)

agent has changed from	11 East Chase Street
Baltimore, MD 21202
to	7 St. Paul Street, Suite 1660
Baltimore, MD 21202

☒ (CHECK IF APPLICABLE) The old and new addresses of the resident agent are also the old and new addresses of the principal office of this entity in Maryland.

The above named entity has been advised by me in writing of this change.

CSC-Lawyers Incorporating Service Company
John H. Pelletier
Resident Agent

JOHN H. PELLETIER
ASST. VICE PRESIDENT

Mail to:	State Department of Assessments & Taxation
	301 W. Preston Street	CUST ID:0001876809
	Room 801	WORK ORDER:0001319847
	Baltimore, MD 21201-2395	DATE:11-20-2006 09:24 AM
AMT. PAID:$60,000.00

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 3-31-10.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: Authorized Signatory, Custodian this stamp replaces our previous certification system. Effective: 6/95

RUN DATE: 11/28/2006 TIME: 06.36.50	STATE OF MARYLAND DEPARTMENT OF ASSESSMENTS AND TAXATION PRINCIPLE OFFICE AND RESIDENT AGENT ADDRESS CHANGE FOR CSC-LAWYERS INCORPORATING SERVICE COMPANY	PROGRAM: MASRAPOC PAGE 032

DEPT ID.	ENTITY NAME
W11155249	2025 MORGANTON BOULEVARD SOUTHWEST HOLDINGS, LLC
W11468402	2031 N. PRAIRIE AVENUE HOLDINGS LIMITED PARTNERSHIP
W11468394	2031 N. PRAIRIE AVENUE HOLDINGS, LLC
W11579638	21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
W11150109	2135 EAST MAIN STREET HOLDINGS, LLC
W07134513	2227 RAHSEY LLC
W11150158	2305 LYONS HIGHWAY HOLDINGS, LLC
W10967230	2345 HARRIS WAY HOLDINGS, LLC
W11150133	23625 U.S. ROUTE 23 HOLDINGS, LLC
W10922045	244 WEST 600 NORTH HOLDINGS, LLC
W11168853	2550-2590 HUBBELL AVENUE HOLDINGS, LLC
M11499126	2605 KENNEDY LANE HOLDINGS LIMITED PARTNERSHIP
W11494077	2605 KENNEDY LANE HOLDINGS, LLC
W10922989	275 DAN ROAD HOLDINGS, LLC
W10920015	2911 BYNAN DRIVE HOLDINGS, LLC
W02918241	300 EAST PRATT STREET LIMITED PARTNERSHIP
W10438281	300 PERIMETER POINT, LLC
W10697977	300 S. GILMOR STREET, LLC
W10568434	3100 HILAND AVENUE, LLC
W07134786	315 PULASKI LLC
W10844306	320 S. STRICKER STREET, LLC
W10532109	3200 SOUTH CENTRAL, LLC
W10844298	322 S. STRICKER STREET, LLC
W10439487	3241 156TH AVENUE SE, LLC
W10921898	3270 CLOVERTREE LANE HOLDINGS, LLC
W10450013	332 FIFTH AVENUE LIMITED PARTNERSHIP
W10413490	332 FIFTH AVENUE, LLC
W07134778	340 PAYSON LLC
W11590445	3500 WILLIAM D. TATE AVENUE HOLDINGS, LLC
W10487825	35105 CRICKLEWOOD AVENUE HOLDINGS LLC
W10922003	37600 LITTLE MACK HOLDINGS, LLC
W10606234	3800 ELM ROAD HOLDINGS, LLC
W1084.4231	404 S. CALHOUN STREET, LLC
W10844264	406 S. CALHOUN STREET, LLC
W11340783	4556 WINCHESTER ROAD HOLDINGS, LLC
W10920031	456 BLACKSTONE TRAIL HOLDINGS, LLC
W11279940	4704 WEST PLANO PARKWAY HOLDINGS LIMITED PARTNERSHIP
W11279957	4704 WEST PLANO PARKWAY HOLDINGS, LLC
W10920007	4795 EAST HILHAM AVENUE HOLDINGS, LLC
D06708234	498 NY SUB REIT, INC.
W11434529	5000 MERLE HAY ROAD HOLDINGS, LLC
D10755890	504-514 WEST 34TH STREET CORP.
W10997252	5410 RIDGE AVENUE HOLDINGS, LLC
W11197779	5500 NORTHWEST EXPRESSWAY HOLDINGS, LLC
M10460103	5615 HIGH POINT DRIVE LIMITED PARTNERSHIP
W10460095	5615 HIGH POINT DRIVE, LLC
W10703288	5700 MEADOWBROOK DRIVE HOLDINGS LIMITED PARTNERSHIP
W10703320	5700 MEADOWBROOK DRIVE HOLDINGS, LLC
W11350125	5983 STEWARD PARKWAY HOLDINGS, LLC
W04879946	6006 EXECUTIVE BOULEVARD, LLC
W11150174	6241-51 N. DAVIS HIGHWAY HOLDINGS, LLC
W11493988	6619 GLENWOOD AVENUE HOLDINGS, LLC

CORPORATE CHARTER APPROVAL SHEET

** KEEP WITH DOCUMENT **

DOCUMENT CODE 82 BUSINESS CODE

# W11017761

Close Stock Nonstock	1000361993931538

P.A. Religious

Merging (Transferor)

ID # W11017761 ACK # 1000361993931538
LIBER: 801035 FOLIO: 1511 PAGES: 0035
100 BUCKHEAD HOLDINGS, LLC

Surviving (Transferee)	11/20/2006 AT 09:24 R WD # 0001319847

New Name

FEES REMITTED

Base Fee:	25	☐ Change of Name
Org. & Cap. Fee:		☐ Change of Principal Office
Expedite Fee:		☐ Change of Resident Agent
Penalty:		☐ Change of Resident Agent Address
State Recordation Tax:		☐ Resignation of Resident Agent
State Transfer Tax:		☐ Designation of Resident Agent
Certified Copies		and Resident Agent’s Address
Copy Fee:		☐ Change of Business Code
Certificates
Certificate of Status Fee:		☐ Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:
Other:		☐ Other Change(s)

TOTAL FEES:	25

Code 049
Credit Card ☐ Check ☐ Cash ☐

Documents on Checks		Attention:

Approved By: 012		Mail: Name and Address

Keyed By:		CSC-LAWYERS INCORPORATING SERVICE COMPANY
7 ST. PAUL STREET, SUITE 1660
COMMENT(S):		BALTIMORE MD 21202

Stamp Work Order and Customer Number HERE

CUST ID:0001876809 WORK ORDER:0001319847 DATE: 11-20-2006 09:24 AM AMT. PAID: $60,000.00